Exhibit 99.1

Oxford Square Capital Corp. Announces Net Asset Value and Selected Financial Results for the Quarter Ended December 31, 2021 and Declaration of Distributions on Common Stock for the Months Ending April 30, May 31, and June 30, 2022

GREENWICH, CT – 3/3/2022 –Oxford Square Capital Corp. (NasdaqGS: OXSQ) (NasdaqGS: OXSQL) (NasdaqGS: OXSQZ) (NasdaqGS: OXSQG) (the “Company,” “we,” “us” or “our”) announced today its financial results and related information for the quarter ended December 31, 2021.

•	On March 1, 2022, our Board of Directors declared the following distributions on our common stock:

Month Ending	Record Date	Payment Date	Amount Per Share
April 30, 2022	April 15, 2022	April 29, 2022	$0.035
May 31, 2022	May 17, 2022	May 31, 2022	$0.035
June 30, 2022	June 16, 2022	June 30, 2022	$0.035

•	Net asset value (“NAV”) per share as of December 31, 2021 stood at $4.92, compared with a NAV per share on September 30, 2021 of $5.03.

•	Net investment income (“NII”), calculated in accordance with U.S. generally accepted accounting principles, was approximately $4.5 million, or $0.09 per share, for the quarter ended December 31, 2021, compared with approximately $4.0 million, or $0.08 per share, for the quarter ended September 30, 2021.

•	Total investment income for the quarter ended December 31, 2021 amounted to approximately $10.2 million, compared with approximately $9.8 million for the quarter ended September 30, 2021.

o	For the quarter ended December 31, 2021 we recorded investment income from our portfolio as follows:

▪	$4.8 million from our CLO equity, and

▪	$5.3 million from our debt investments and other income

•	Our total expenses for the quarter ended December 31, 2021 were approximately $5.7 million, compared with total expenses of approximately $5.8 million for the quarter ended September 30, 2021.

•	As of December 31, 2021, the following metrics applied (note that none of these metrics represented a total return to shareholders):

o	The weighted average yield of our debt investments was 7.7% at current cost, compared with 7.5% as of September 30, 2021.

o	The weighted average effective yield of our CLO equity investments at current cost was 9.1%, which was approximately the same as of September 30, 2021.

o	The weighted average cash distribution yield of our cash income producing CLO equity investments at current cost was 21.2%, compared with 19.6% as of September 30, 2021.

•	For the quarter ended December 31, 2021, we recorded a net increase in net assets resulting from operations, consisting of:

o	NII of approximately $4.5 million;

o	Net realized losses of approximately $3.7 million; and

o	Net unrealized depreciation of approximately $0.7 million.

•	During the fourth quarter of 2021, we made investments of approximately $23.3 million, received $1.6 million from repayments and amortization payments on our debt investments, and received $10.3 million from sales of investments.

•	Our weighted average credit rating was 2.1 based on total fair value and 2.3 based on total principal amount as of December 31, 2021, compared with 2.0 and 2.3, respectively, as of September 30, 2021.

•	As of December 31, 2021, we had three debt investments on non-accrual status, with a combined fair value of $1.3 million. Also, as of December 31, 2021, our preferred equity investments in one of our portfolio companies were on non-accrual status, which had an aggregate fair value of approximately $772,000.

We will hold a conference call to discuss fourth quarter results today, Thursday, March 3rd, 2022 at 9:00 AM ET. The toll-free dial-in number is 1-844-200-6205, access code number 094576. There will be a recording available for 30 days. If you are interested in hearing the recording, please dial 1-866-813-9403. The replay pass-code number is 501865.

A presentation containing further detail regarding our quarterly results of operations has been posted under the Investor Relations section of our website at www.oxfordsquarecapital.com.

OXFORD SQUARE CAPITAL CORP.
STATEMENTS OF ASSETS AND LIABILITIES

	December 31, 2021	December 31, 2020

ASSETS
Non-affiliated/non-control investments (cost: $495,212,632 and $407,547,351, respectively)	$420,038,717	$294,674,000
Affiliated investments (cost: $16,836,822 and $16,836,822, respectively)	772,491	—
Cash equivalents	9,015,700	59,137,284
Interest and distributions receivable	3,064,477	2,299,259
Securities sold not settled	—	950,000
Other assets	615,109	597,238
Total assets	$433,506,494	$357,657,781
LIABILITIES
Notes payable – 6.50% Unsecured Notes, net of deferred issuance costs of $730,361 and $1,055,065, respectively	$63,639,864	$63,315,160
Notes payable – 6.25% Unsecured Notes, net of deferred issuance costs of $1,009,924 and $1,243,082, respectively	43,780,826	43,547,668
Notes payable – 5.50% Unsecured Notes, net of deferred issuance costs of $2,539,305 and $0, respectively	77,960,695	—
Securities purchased not settled	—	23,156,556
Base Fee and Net Investment Income Incentive Fee payable to affiliate	1,688,712	1,159,703
Accrued interest payable	1,216,109	478,191
Accrued expenses	625,163	573,977
Total liabilities	188,911,369	132,231,255
COMMITMENTS AND CONTINGENCIES (Note 9)
NET ASSETS
Common stock, $0.01 par value, 100,000,000 shares authorized; 49,690,059 and 49,589,607 shares issued and outstanding, respectively	496,900	495,895
Capital in excess of par value	434,462,322	452,650,210
Total distributable earnings/(accumulated losses)	(190,364,097)	(227,719,579)
Total net assets	244,595,125	225,426,526
Total liabilities and net assets	$433,506,494	$357,657,781
Net asset value per common share	$4.92	$4.55

OXFORD SQUARE CAPITAL CORP.
STATEMENTS OF OPERATIONS

	Year Ended December 31, 2021	Year Ended December 31, 2020	Year Ended December 31, 2019
INVESTMENT INCOME
From non-affiliated/non-control investments:
Interest income – debt investments	$17,440,229	$20,252,055	$28,000,283
Income from securitization vehicles and investments	18,691,631	15,014,000	25,244,866
Other income	1,043,153	676,450	1,694,434
Total investment income from non-affiliated/non-control investments	37,175,013	35,942,505	54,939,583
From affiliated investments:
Dividend income – non-cash	—	—	7,710,805
Interest income – debt investments	—	—	—
Total investment income from affiliated investments	—	—	7,710,805
Total investment income	37,175,013	35,942,505	62,650,388
EXPENSES
Interest expense	10,495,897	7,878,906	9,901,426
Base Fee	6,287,173	4,525,034	6,704,467
Professional fees	1,910,390	1,545,279	1,454,942
Compensation expense	723,931	708,350	832,256
Director’s fees	490,500	441,500	417,500
Insurance	422,805	330,746	281,146
Transfer agent and custodian fees	222,581	206,686	239,323
General and administrative	521,541	591,512	829,476
Total expenses before incentive fees	21,074,818	16,228,013	20,660,536
Net Investment Income Incentive Fees	—	—	3,511,493
Capital gains incentive fees	—	—	—
Total incentive fees	—	—	3,511,493
Total expenses	21,074,818	16,228,013	24,172,029
Net investment income	16,100,195	19,714,492	38,478,359
Net change in unrealized appreciation/(depreciation) on investments:
Non-Affiliate/non-control investments	37,699,436	(7,029,647)	(50,107,582)
Affiliated investments	772,491	(2,816,790)	(19,386,212)
Total net change in unrealized appreciation/(depreciation) on investments	38,471,927	(9,846,437)	(69,493,794)
Net realized losses:
Non-affiliated/non-control investments	(14,987,438)	(8,151,553)	(1,709,816)
Extinguishment of debt	—	(5,211)	(72,666)
Total net realized losses	(14,987,438)	(8,156,764)	(1,782,482)
Net increase/(decrease) in net assets resulting from operations	$39,584,684	$1,711,291	$(32,797,917)

	Year Ended December 31, 2021	Year Ended December 31, 2020	Year Ended December 31, 2019
Net increase in net assets resulting from net investment income per common share:
Basic and Diluted	$0.32	$0.40	$0.81
Net increase/(decrease) in net assets resulting from operations per common share:
Basic and Diluted	$0.80	$0.03	$(0.69)
Weighted average shares of common stock outstanding:
Basic and Diluted	49,624,851	49,477,215	47,756,596

FINANCIAL HIGHLIGHTS

	Year Ended December 31, 2021	Year Ended December 31, 2020	Year Ended December 31, 2019	Year Ended December 31, 2018	Year Ended December 31, 2017
Per Share Data
Net asset value at beginning of year	$4.55	$5.12	$6.60	$7.55	$7.50
Net investment income(1)	0.32	0.40	0.81	0.67	0.60
Net realized and unrealized gains (losses)(2)	0.47	(0.36)	(1.49)	(0.91)	0.25
Net increase/(decrease) in net assets resulting from operations	0.79	0.04	(0.68)	(0.24)	0.85
Distributions per share from net investment income	(0.42)	(0.61)	(0.80)	(0.73)	(0.66)
Distributions based on weighted average share impact	—	—	—	0.01	—
Tax return of capital distributions	—	—	—	(0.07)	(0.14)
Total distributions(3)	(0.42)	(0.61)	(0.80)	(0.79)	(0.80)
Effect of shares issued/repurchased, gross	—	—	—	0.08	—
Net asset value at end of year	$4.92	$4.55	$5.12	$6.60	$7.55
Per share market value at beginning of year	$3.05	$5.44	$6.47	$5.74	$6.61
Per share market value at end of year	$4.08	$3.05	$5.44	$6.47	$5.74
Total return based on Market Value(4)	47.38%	(31.75)%	(4.14)%	26.95%	(2.01)%
Total return based on Net Asset Value(5)	17.36%	0.82%	(10.26)%	(1.99)%	11.33%
Shares outstanding at end of year	49,690,059	49,589,607	48,448,987	47,650,959	51,479,409

Ratios/Supplemental Data(7)
Net assets at end of period (000’s)	$244,595	$225,427	$247,999	$314,724	$388,419
Average net assets (000’s)	$242,589	$192,137	$289,373	$369,258	$385,947
Ratio of expenses to average net assets	8.69%	8.45%	8.35%	6.17%	7.95%
Ratio of net investment income to average net assets	6.64%	10.26%	13.30%	9.07%	7.96%
Portfolio turnover rate(6)	11.09%	23.72%	12.75%	35.18%	43.02%

(1)	Represents per share net investment income for the period, based upon weighted average shares outstanding.
(2)	Net realized and unrealized gains include rounding adjustments to reconcile change in net asset value per share.
(3)	Management monitors available taxable earnings, including net investment income and realized capital gains, to determine if a tax return of capital may occur for the year. To the extent the Company’s taxable earnings fall below the total amount of the Company’s distributions for that fiscal year, a portion of those distributions may be deemed a tax return of capital to the Company’s stockholders. The ultimate tax character of the Company’s earnings cannot be determined until tax returns are prepared after the end of the fiscal year.
(4)	Total return based on market value equals the increase or decrease of ending market value over beginning market value, plus distributions, assuming distribution reinvestment prices obtained under the Company’s distribution reinvestment plan, excluding any discounts divided by the beginning market value per share.
(5)	Total return based on net asset value equals the increase or decrease of ending net asset value over beginning net asset value, plus distributions, divided by the beginning net asset value.
(6)	Portfolio turnover rate is calculated using the lesser of the annual cash investment sales and repayments of principal or annual cash investment purchases over the average of the total investments at fair value.
(7)	The following table provides supplemental performance ratios measured for the years ended December 31, 2021, 2020, 2019, 2018 and 2017:

	Year Ended December 31, 2021	Year Ended December 31, 2020	Year Ended December 31, 2019	Year Ended December 31, 2018	Year Ended December 31, 2017
Ratio of expenses to average net assets:
Expenses before incentive fees	8.69%	8.45%	7.14%	4.92%	6.95%
Net Investment Income Incentive Fees	—%	—%	1.21%	1.24%	1.00%
Capital Gains Incentive Fees	—%	—%	—%	—%	—%
Ratio of expenses, excluding interest expense, to average net assets	4.36%	4.35%	4.93%	4.21%	4.61%

About Oxford Square Capital Corp.

Oxford Square Capital Corp. is a publicly-traded business development company principally investing in syndicated bank loans and debt and equity tranches of collateralized loan obligation (“CLO”) vehicles. CLO investments may also include warehouse facilities, which are financing structures intended to aggregate loans that may be used to form the basis of a CLO vehicle.

Forward-Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties, including the impact of COVID-19 and related changes in base interest rates and significant market volatility on our business, our portfolio companies, our industry and the global economy.  Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events, except as may be required by law.

Contact:

Bruce Rubin

203-983-5280